                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY



                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                             TRIPATH IMAGING, INC.,

                                       and

                        MILLENNIUM PHARMACEUTICALS, INC.


                                       and


                                 mHOLDINGS TRUST


                            dated as of July 31, 2001

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT dated as of July 31, 2001 (the "AGREEMENT") is made by and among TRIPATH IMAGING, INC. ("TRIPATH"), a corporation organized under the laws of the State of Delaware having its principal offices at 780 Plantation Drive, Burlington, NC 27215, MILLENNIUM PHARMACEUTICALS, INC. ("MILLENNIUM"), a corporation organized under the laws of the State of Delaware, having its principal offices at 75 Sidney Street, Cambridge, Massachusetts 02139 and mHOLDINGS TRUST (the "TRUST"), a business trust organized under the laws of the Commonwealth of Massachusetts and an indirect, wholly-owned subsidiary of Millennium. The Trust and Millennium are hereinafter collectively referred to as the "PURCHASERS" and each as a "PURCHASER".

                                  R E C I T A L

         TriPath desires to sell to the Purchasers, and the Purchasers desire to purchase from TriPath, shares of TriPath's common stock on the terms described herein.

         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

         SECTION 1. Authorization for Sale of the Shares. Subject to the terms and conditions of this Agreement, and in consideration of Millennium's entering into the License Agreement (as defined in Section 6.5) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, TriPath has authorized the sale to the Purchasers of 400,000 shares of the Common Stock, par value $0.01 per share (the "COMMON STOCK"), of TriPath at a purchase price per share of $0.01 USD. Collectively, the shares of Common Stock which may be purchased pursuant to this Section 1 are referred to herein as the "SHARES."

         SECTION 2. Sale of the Shares. TriPath shall sell to the Purchasers, and the Purchasers shall purchase from TriPath, upon the terms and conditions hereinafter set forth, the Shares for a cash purchase price (the "CASH AGGREGATE PURCHASE PRICE") of $4,000.00 USD and such other consideration with respect to Millenium's entering into the License Agreement.

         SECTION 3. Delivery of the Shares at the Closing. The closing of the purchase and sale of the Shares (the "CLOSING") shall occur on July 31, 2001 (the "CLOSING DATE"). Subject to the terms and conditions of this Agreement, at the Closing, Millennium shall pay to TriPath an amount in cash or by wire transfer equal to the Cash Aggregate Purchase Price, and TriPath shall deliver to Millennium one or more stock certificates representing the Shares, registered in the name of the Trust.

         SECTION 4. Representations and Warranties of TriPath. TriPath represents and warrants to the Purchasers except as described on the Schedules delivered to the Purchasers by TriPath on the date hereof, as follows:

         4.1. Organization and Qualification. TriPath and each TriPath Subsidiary (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has corporate or similar power and authority to conduct its business as currently conducted. TriPath and each TriPath Subsidiary is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed could not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of TriPath and TriPath Subsidiaries taken as a whole (an "MAE"). Schedule 4.1 sets forth a complete and correct list of each TriPath Subsidiary. As used in this Agreement, a "TRIPATH SUBSIDIARY" means a corporation, limited liability company, partnership, business association, or other entity with respect to which TriPath has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such entity's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other entity.

         4.2. Authorized Capital Stock. As of June 28, 2001, the authorized capital stock of TriPath consisted of (a) 49,000,000 shares of Common Stock, of which 34,325,362 are validly issued and outstanding, fully paid and non-assessable, and (b) 1,000,000 shares of undesignated preferred stock, $0.01 par value per share, none of which are issued and outstanding. As of June 28, 2001, there were 4,571,325 shares of Common Stock reserved for issuance under TriPath's 1996 Equity Incentive Plan (the "Equity Plan"), and options to purchase 2,811,077 shares of Common Stock were outstanding as of such date under the Equity Plan. As of June 28, 2001, there were 300,000 shares of Common Stock reserved for issuance under TriPath's 1997 Director Stock Option Plan (the "Director Plan"), and options to purchase 20,000 shares of Common Stock were outstanding as of such date under the Director Plan. As of June 28, 2001, there were 350,713 shares of Common Stock reserved for issuance upon exercise of options to purchase 350,713 shares of Common Stock issued under the NeoPath 1989 Stock Option Plan (the "1989 Plan"), and which options were assumed by TriPath in its acquisition of NeoPath, Inc. As of June 28, 2001, there were 124,156 shares of Common Stock reserved for issuance upon exercise of options to purchase 124,156 shares of Common Stock issued under the NeoPath 1999 Plan (the "1999 Plan"), and which options were assumed by TriPath in its acquisition of NeoPath, Inc. As of June 28, 2001, there were 103,527 shares of Common Stock reserved for issuance upon exercise of options to purchase 103,527 shares of Common Stock issued under the NeoPath Director Plan (the "NeoPath Director Plan"), and which options were assumed by TriPath in its acquisition of NeoPath, Inc. As of June 28, 2001, there were warrants outstanding to purchase 5,302,283 shares of Common Stock at an average exercise price of $11.15 per share. All of the issued and outstanding shares of TriPath's capital stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with applicable Federal and state securities laws. TriPath owns, either directly or indirectly through one or more TriPath Subsidiaries, all of the capital stock or other equity interests of the TriPath Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances, other than transfer restrictions imposed by applicable laws, statutes, rules, regulations, orders or other restrictions of any court or governmental entity applicable to the businesses conducted by TriPath and the TriPath Subsidiaries. Except as described herein or on Schedule 4.2, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) granted by TriPath or a TriPath

Subsidiary to purchase or acquire any shares of TriPath's or a TriPath Subsidiary's capital stock is authorized or outstanding, (ii) there is not any commitment or offer of TriPath or a TriPath Subsidiary to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock, any evidences of indebtedness or assets of TriPath or any TriPath Subsidiary, (iii) neither TriPath nor any TriPath Subsidiary has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of TriPath's or a TriPath Subsidiary's capital stock other than those arising from securities laws or under this Agreement. Except as contemplated by this Agreement or otherwise disclosed in Schedule 4.2, no person or entity is (i) entitled to any preemptive or similar right with respect to the issuance of any capital stock of TriPath or any TriPath Subsidiary, (ii) entitled to any rights with respect to the registration of any capital stock of TriPath or any TriPath Subsidiary under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (iii) to TriPath's knowledge, a party to any voting trust, stockholders agreements, proxies, agreements or other undertakings in effect with respect to the voting or transfer of any of TriPath's or any TriPath Subsidiary's securities.

         4.3. Consents; Due Execution; Delivery and Performance of the Agreement. TriPath's execution, delivery and performance of this Agreement (a) has been duly authorized under Delaware law by all requisite corporate action by TriPath, (b) will not violate any Law or the Restated Certificate of Incorporation, as amended, or the Restated By-laws of TriPath or other organizational documents of any TriPath Subsidiary or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which TriPath or any TriPath Subsidiary is a party or by which any of their respective properties or assets is bound as of the date hereof, (c) require any consent by any person or entity under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of TriPath or any TriPath Subsidiary, or (d) will not constitute a "Change in Control" of TriPath under any agreement, contract or commitment to which an officer of TriPath and TriPath are parties or under any of the Compensation and Benefit Plans (as hereinafter defined). The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of TriPath. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable. Upon its execution and delivery, and assuming the valid execution thereof by the Purchasers, the Agreement will constitute a valid and binding obligation of TriPath, enforceable against TriPath in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         For purposes of this Agreement, "Compensation and Benefit Plans" shall mean all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other material employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement sponsored, maintained or contributed to by TriPath or any TriPath Subsidiary for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing or pursuant to which TriPath, any of the TriPath Subsidiaries or any ERISA Affiliate has or may have any liability or obligation, contingent or otherwise.4.4. Exempt Transaction. Subject to the accuracy of the Purchasers' representations in Section 5 of this Agreement, the issuance of the Shares will constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act in reliance upon Regulation D under the Securities Act.

         4.5. Disclosure. Neither this Agreement nor the schedules hereto contain any Untrue Statement of a material fact or omit to state a material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which TriPath has not disclosed to the Purchasers in writing and of which any of its directors or executive officers is aware (other than general economic conditions) and which has had or would reasonably be expected to have an MAE. TriPath is not aware of any event occurring on or prior to the Closing Date (other than the transactions effected hereby or in connection herewith) that would require the filing of, or with respect to which TriPath intends to file, a Form 8-K after such date. TriPath is not aware of any fact, the occurrence or non-occurrence of which would materially impair its ability to perform its obligations under the License Agreement, in accordance with its terms, other than securing additional financing or general market conditions.

         4.6. Additional Information. All Exchange Act Reports when filed did not contain any Untrue Statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. TriPath has timely made all filings with the Securities and Exchange Commission (the "SEC") which it is required to make, and TriPath has not received any request from the SEC to file any amendment or supplement to any such reports.

         4.7. No Material Changes. As of the date hereof, except as disclosed on
Schedule 4.7, there has been no event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, an MAE since the filing date of TriPath's last Exchange Act Report.

         4.8. Governmental Consents. Except as disclosed in any Exchange Act Report, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority or with NASDAQ is required, which has not been obtained, in connection with the execution, delivery and performance by TriPath of this Agreement, the consummation of any of the transactions contemplated hereby, or the conduct or operation of the business of TriPath and the TriPath Subsidiaries.

         4.9. Compliance with Laws; Litigation. Neither TriPath nor any TriPath Subsidiary has violated any law or any governmental regulation or requirement which violation could reasonably be expected to have an MAE. Except as disclosed on Schedule 4.9, there is no claim, suit, litigation, investigation, arbitration or other proceeding pending or threatened against

TriPath, the TriPath Subsidiaries or any of its or their executive officers which could reasonably be expected to have an MAE.

         4.10. Financial Statements. The audited consolidated balance sheet as of December 31, 2000 and the related audited consolidated statement of operations and cash flows for the year ended December 31, 2000, and the unaudited interim consolidated balance sheet for the three months ended March 31, 2001 and the related unaudited interim consolidated statements of operations and cash flows for the three months ended March 31, 2001, of TriPath and the TriPath Subsidiaries as set forth in the applicable Exchange Act Report fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of TriPath and the TriPath Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Neither TriPath nor any of the TriPath Subsidiaries has any liability or obligation, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the consolidated balance sheet of TriPath and the TriPath Subsidiaries as of March 31, 2001 or not required under generally accepted accounting principles to be reflected in such balance sheet, or (ii) liabilities and obligations incurred in the ordinary course of business since March 31, 2001 which could not, individually or in the aggregate, reasonably be expected to have an MAE.

         4.11. Material Contracts. Each of the agreements, contracts, leases and commitments listed as an exhibit to any report filed by TriPath with the SEC is a legal and valid agreement, binding on TriPath or a TriPath Subsidiary, as the case may be, pursuant to its terms, and is in full force and effect, and none of TriPath, such TriPath Subsidiary or, to the knowledge of TriPath, any other party thereto is in default or breach, in each case in any material respect, and, no event or circumstance with respect to any such agreement, contract, lease or commitment has occurred that, with notice or lapse of time or both, would reasonably be expected to constitute an MAE.

         4.12. Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TriPath or any of its affiliates which might be entitled to any fee or commission from TriPath or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         4.13. Listing on NASDAQ. The Common Stock is listed for quotation on the Nasdaq National Market ("NASDAQ"), and trading in the Common Stock on such market has not been suspended. TriPath is in full compliance with the continued listing criteria of Nasdaq, and does not reasonably anticipate that the Common Stock will lose its listing on Nasdaq, whether by reason of the transactions contemplated by this Agreement or the other transaction documents contemplated hereby, or otherwise and is not aware of any inquiry by or received any notice from Nasdaq, or any other self-regulatory or governmental entity, regarding any failure or alleged failure by TriPath to comply with such criteria or any other requirements of such entity or applicable law.

         4.14. S-3 Eligibility. As of the date of this Agreement, TriPath is eligible to register securities for resale with the SEC under Form S-3 promulgated under the Securities Act.

         SECTION 5. Representations and Warranties of the Purchaser.

         5.1. Investment Representations. Each Purchaser represents and warrants to TriPath that:

                  (a) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to TriPath, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

                  (b) such Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares.

                  (c) such Purchaser understands that the Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from TriPath in an exempt transaction pursuant to Regulation D under the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection each such Purchaser represents that it is familiar with Regulation D and SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

                  (d) such Purchaser qualifies as an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Securities Act, was not formed for the specific purpose of acquiring the Shares and is domiciled in the Commonwealth of Massachusetts;

                  (e) such Purchaser agrees to resell the Shares only pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Securities Act; and

                  (f) such Purchaser understands that the certificates evidencing the Shares shall bear the following legend unless and until the resale of the Shares pursuant to an effective Registration Statement or until the Shares may be sold under Rule 144 without restrictions.

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT , OR, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRIPATH THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. HEDGING TRANSACTIONS INVOLVING

                  THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH SUCH ACT.

         5.2. Due Execution, Delivery and Performance of the Agreement. Each Purchaser further represents and warrants to, and covenants with, TriPath that
(a) such Purchaser is an entity duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate any law or the charter documents of such Purchaser or any other corporation of which such Purchaser owns at least 50% of the outstanding voting stock (a "PURCHASER SUBSIDIARY") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which such Purchaser or any Purchaser Subsidiary is a party or by which such Purchaser, any Purchaser Subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any Encumbrance, of any material nature whatsoever, upon any assets of such Purchaser or any Purchaser Subsidiary, and (c) upon the execution and delivery of this Agreement, and assuming the valid execution thereof by TriPath, this Agreement shall constitute a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 6. Conditions to the Obligations of the Purchasers.

         The obligations of the Purchasers under this Agreement are subject to the fulfillment, or the waiver by Millennium in its sole discretion, of the conditions set forth in this Section 6 on or before the Closing Date.

         6.1. Accuracy of Representations and Warranties. Each representation and warranty of TriPath contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

         6.2. Performance. TriPath shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by TriPath prior to or at the Closing.

         6.3. Opinion of Counsel. The Purchasers shall have received an opinion from Palmer & Dodge LLP, counsel to TriPath, dated as of the Closing Date, addressed to the Purchasers, and substantially in the form attached hereto as Exhibit A.

         6.4. Consents and Approvals. TriPath shall have delivered to Millennium all of the required consents or approvals.

         6.5. License Agreement. TriPath and Millennium shall have executed the Research Use License Agreement (Colon Cancer)(the "LICENSE AGREEMENT") dated as of the date hereof, between Millennium and TriPath.

         6.6. Certificates and Documents. TriPath shall have delivered to counsel to Millennium:

                  (a) a certificate of the Secretary or Assistant Secretary of TriPath dated as of the Closing Date, certifying as to (i) the incumbency of officers of TriPath executing this Agreement, the License Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of TriPath, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of TriPath authorizing and approving TriPath's execution, delivery and performance of this Agreement, the License Agreement and all matters in connection with this Agreement, the License Agreement and the transactions contemplated hereby and thereby;

                  (b) a certificate, executed by the President of TriPath as of the Closing Date, certifying to the fulfillment of all of the conditions to Millennium's obligations under this Agreement, as set forth in this Section 6.

         6.7. Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to Millennium and its counsel, and Millennium and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         SECTION 7. Conditions to the Obligations of TriPath.

         The obligations of TriPath under this Agreement are subject to the fulfillment, or the waiver by TriPath in its sole discretion, of the conditions set forth in this Section 7 on or before the Closing Date.

         7.1. Accuracy of Representations and Warranties. Each representation and warranty of each Purchaser contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

         7.2. License Agreement. Millennium and TriPath shall have executed the License Agreement.

         7.3. Performance. The Purchasers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchasers prior to or at the Closing.

         7.4. Opinion of Counsel. TriPath shall have received an opinion from Purchasers' counsel, dated as of the Closing Date, addressed to TriPath and substantially in the form attached hereto as Exhibit B.

         7.5. Certificates of Purchaser. Each Purchaser shall have delivered to counsel for TriPath:

                  (a) a certificate of the Secretary or Assistant Secretary of such Purchaser dated as of the Closing Date, certifying as to (i) the incumbency of officers of such Purchaser executing this Agreement, the License Agreement (as applicable) and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws or trust instrument of Millennium and the Trust, as the case may be, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Millennium and the trustees of the Trust, as the case may be, authorizing and approving such Purchaser's execution, delivery and performance of this Agreement, the License Agreement (as applicable) and all matters in connection with this Agreement, the License Agreement (as applicable) and the transactions contemplated hereby and thereby or otherwise generally authorizing such Purchaser's execution, delivery and performance of agreements of the type of this Agreement; and

                  (b) a certificate, executed by the President or any Senior Vice President of each of such Purchaser dated as of the Closing Date, certifying to the fulfillment of all of the conditions to TriPath's obligations under this Agreement, as set forth in this Section 7.

         7.6. Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to TriPath and its counsel, and TriPath and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         SECTION 8. Covenants of TriPath.

         8.1. Consummation of Agreement. TriPath shall use its reasonable best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and further to ensure that to the extent in its control or capable of influence by it, no breach of any of its representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

         8.2. Registration of Shares.

                  (a) Registration on Form S-3. Subject to the terms and conditions set forth below, TriPath will use its reasonable best efforts to file with the SEC, within 15 days after the Closing Date, but in any event, not later than 30 days after the Closing Date, a registration statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act covering the resale of any Registrable Shares (which term shall mean (i) the Shares and (ii) any other shares of common stock held by the Purchasers or any affiliate (as such term is defined in Section 144(a)(1) of Rule 144 under the Securities Act) of the Purchasers on the date hereof), and will use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible thereafter, but in any event within 60 days thereafter, and to keep the Registration Statement covering the Registrable Shares continuously effective until the earliest of (i) the date on which the Registrable Shares covered by such Registration Statement can be sold by Purchasers pursuant to Rule 144 in any three month period, (ii) the date on which all the Registrable Shares covered by such Registration Statement have been sold, or (iii) the first anniversary of the Closing Date. In connection with the foregoing, TriPath covenants and agrees that it will:

                  (i) subject to Section 8.2(b), prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the resale of the Registrable Shares covered by the Registration Statement until such time as provided in Section 8.2(a) above;

                  (ii) furnish each Purchaser with such number of copies of such prospectus as it may reasonably request in order to facilitate the resale of the Registrable Shares;

                  (iii) file documents required of TriPath for blue sky clearance in states specified in writing by the Purchasers; provided, however, that TriPath shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is now not so qualified or has not so consented;

                  (iv) promptly give notice to the Purchasers (1) when a Prospectus or prospectus supplement or amendment has been filed and, with respect to the Registration Statement or a post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments and supplements to the Registration Statement or prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and (4) of the happening of any event that makes any statement made in the Registration Statement or related prospectus untrue or that requires the making of any changes in the Registration Statement or prospectus so that they will not contain any Untrue Statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (v) bear all expenses in connection with the procedures set forth in paragraphs (i) through (iv) of this Section 8.2(a) and the registration of the Registrable Shares pursuant to the Registration Statement. The Purchasers shall be responsible for any brokerage commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Registrable Shares and for any legal, accounting and other expenses incurred by the Purchasers.

                  (b) Suspension Period. Upon receipt of a notice under clauses
(2) through (4) of Section 8.2(b)(iv), the Purchasers shall forthwith discontinue disposition of the Registrable Shares pursuant to the Registration Statement until its receipt of copies of the applicable supplemented or amended prospectus contemplated by Section 8.2(b)(ii) or until the Purchasers are advised in writing by TriPath that the use of the prospectus may be resumed, and, if so directed by TriPath, the Purchasers shall deliver to TriPath all copies, other than one permanent file copy, of the prospectus at the time of receipt of such notice. TriPath shall use reasonable best efforts to take such actions, within 60 days after the delivery of a notice under clause (2) through

(4) of Section 8.2(b)(iv), as are necessary to appropriately revise or supplement the prospectus or to cause the SEC to lift the stop order; provided, however, that in no event will the suspension period contemplated by this sentence exceed (i) 60 days in the aggregate in any three month period and (ii) 120 days in the aggregate during any 12 month period, during which TriPath is otherwise obligated to keep the Registration Statement effective, and TriPath will use its reasonable best efforts to minimize the length of any such suspension period.

                  (c) Indemnification. For the purpose of this Section 8.2(c),

                           (i) the term "Selling Stockholder" shall mean the
Purchasers and any officer, director, employee, agent, affiliate or person deemed to be in control of either Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

                           (ii) the term "Registration Statement" shall mean any
final prospectus, exhibit, supplement or amendment included in or relating to the registration statement referred to in Section 8.2; and

                           (iii) the term "Untrue Statement" shall mean any
untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         TriPath agrees to indemnify and hold harmless the Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by TriPath to fulfill any undertaking included in the Registration Statement and TriPath will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that TriPath shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to TriPath by or on behalf of the Selling Stockholder specifically for use in preparation of the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

         The Purchasers agree to indemnify and hold harmless TriPath (and any officer, director, employee, agent, affiliate or person deemed to be in control of TriPath within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively "PURCHASER INDEMNIFIED PERSONS")) from and against any losses, claims, damages or liabilities to which TriPath (or any such Purchaser Indemnified Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement of a material fact contained in the Registration Statement on the effective date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of a Purchaser specifically for use in preparation of the Registration Statement, and the Purchasers will reimburse TriPath (or such Purchaser Indemnified Person), for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that no Purchaser shall be liable for any statement or omission in any Prospectus that is corrected in any subsequent Prospectus prior to the pertinent sale or sales by TriPath.

         Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person; provided, however, that the indemnifying person shall not agree to a settlement of any such action without the consent of the indemnified person, which consent shall not be unreasonably withheld. In no event, however, shall any indemnifying person be liable with respect to any claims made against any indemnified person against whom an action is brought unless such indemnified person shall have notified the indemnifying person in writing within a reasonable time after the summary or other first legal process giving information of the nature of the claim shall have been served upon the indemnified person, if the indemnifying person's ability to defend has been materially impaired thereby, but failure to notify the indemnifying person of such claim shall not relieve it from any liability which it may have to any indemnified person otherwise than on account of its indemnity agreement contained in this Section 8.2. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that any indemnifying person shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with such indemnifying person or among themselves.

                  (d) Information by Selling Stockholder. The Selling Stockholder shall furnish to TriPath such information regarding such Selling Stockholder and the distribution proposed by the Selling Stockholder as TriPath may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including a

Selling Stockholder questionnaire and shall agree to notify TriPath promptly following sales pursuant to a Registration Statement.

                  (e) No Exercise. The Purchasers' registration rights hereunder shall be exercisable from time to time for so long as a Purchaser or its affiliates hold the Shares, and shall, notwithstanding the foregoing, not be exercisable by such holder if it can at such time sell all Shares held by it in the ensuing three-month period in reliance upon Rule 144 under the Securities Act.

         8.3. Listing. TriPath shall use its reasonable best efforts to cause the Common Stock to continue to be listed on Nasdaq or any National Securities Exchange so long as any Shares are held by a Purchaser.

         8.4. Rule 144.

                  (a) So long as any Shares are held by a Purchaser and are not eligible for sale under Rule 144(k), TriPath shall file all reports required to be filed by it under the Exchange Act and, shall take such further action as a Purchaser may reasonably request, all to the extent required to enable a Purchaser to sell any of the foregoing securities pursuant to and in accordance with Rule 144 under the Securities Act. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of such Rule 144.

                  (b) At the written request of a Purchaser at any time and from time to time, TriPath shall furnish to such Purchaser, within three days after receipt of such request, a written statement confirming TriPath's compliance with the filing requirements of the SEC set forth in SEC Rule 144 as amended from time to time.

         SECTION 9. Covenants of the Purchasers.

         9.1. Consummation of Agreement. Each Purchaser shall use its best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and further to ensure that to the extent in its control or capable of influence by it, no breach of any of its representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion. Each Purchaser will take all reasonable actions necessary or desirable to consummate the transactions contemplated by this Agreement.

         SECTION 10. Miscellaneous.

         10.1. Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         If to TriPath:          TriPath Imaging, Inc.
                                 780 Plantation Drive
                                 Burlington, North Carolina 27215
                                 Attention:  President
                                 Telephone:  (800) 426-2176
                                 Telecopy:  (336) 222-8819

         with a copy to:         Palmer & Dodge LLP
                                 One Beacon Street
                                 Boston, Massachusetts 02108
                                 Attention:  Steven N. Farber, Esq.
                                 Telephone:  (617) 573-0100
                                 Telecopy:  (617) 227-4420

         If to Purchaser:        to the address set forth below the
                                 Purchaser's name on the signature page hereto

         10.2. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

         10.3. Survival of Representations, Warranties and Agreements; Assignability of Rights. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by TriPath and the Purchasers herein, except as otherwise provided herein, shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor. Except as otherwise provided herein, (i) the covenants, agreements, representations and warranties of TriPath made herein shall bind TriPath's successors and assigns and shall insure to the benefit of the Purchasers' successors and assigns and (ii) the covenants, agreements, representations and warranties of the Purchasers made herein shall bind the Purchasers' successors and assigns and shall inure to the benefit of TriPath's successors and assigns.

         10.4. Assignment. Neither this Agreement nor any of the rights and obligations contained herein may be assigned or otherwise transferred by any party without the consent of the other party; provided, however, that either TriPath or a Purchaser may, without such consent, assign its rights and obligations under this Agreement (i) to any affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         10.5. Amendments and Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by TriPath and the Purchasers. The waiver by either party hereto of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         10.6. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         10.7. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

         10.9. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware state court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

         10.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         10.11. Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

         10.12. Publicity. Neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

         10.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

TRIPATH IMAGING, INC.


By: /s/ Paul R. Sohmer, M.D.
    -------------------------------------------------
     Name: Paul R. Sohmer, M.D.
     Title: President & CEO


MILLENNIUM PHARMACEUTICALS, INC.


By: /s/ Kevin P. Starr
    -------------------------------------------------
     Name: Kevin P. Starr
     Title: Executive Vice President and Chief
            Financial Officer

Address:          75 Sidney Street
                  Cambridge, Massachusetts 02139
                  Attn: President
                  Telephone: (617) 679-7000
                  Telecopy: (617) 374-7788
mHOLDINGS TRUST


By: /s/ Kevin P. Starr
    -------------------------------------------------
     Name: Kevin P. Starr
     Title: Vice President

Address:          c/o Millennium Pharmaceuticals, Inc.
                  75 Sidney Street
                  Cambridge, Massachusetts 02139
                  Attn: President
                  Telephone: (617) 679-7000
                  Telecopy: (617) 374-7788

                                                                       EXHIBIT A

TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420

                        FORM OF OPINION OF PALMER & DODGE

                                   July , 2001



Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts 02139

mHoldings Trust
c/o Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts 02139

RE: SECURITIES PURCHASE AGREEMENT BY AND AMONG TRIPATH IMAGING, INC., MILLENNIUM PHARMACEUTICALS, INC. AND MHOLDINGS TRUST

Ladies and Gentlemen:

         We are furnishing this opinion to you pursuant to Section 6.3 of the Securities Purchase Agreement, dated as of July __, 2001 (the "Purchase Agreement"), between TriPath Imaging, Inc., a Delaware corporation ("TriPath" or the "Company"), Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium") and mHoldings Trust, a Massachusetts business trust (the "Trust") providing for the purchase of 400,000 shares of the common stock, par value $0.01 per share, of TriPath by the Trust (the "Shares"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

         We have acted as counsel to TriPath in connection with the preparation, execution and delivery of the Purchase Agreement. We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in the Purchase Agreement and certificates and other inquiries of officers of TriPath. We also have relied on certificates of public officials.

          References to "our knowledge" or equivalent words mean the actual knowledge of the lawyers in this firm responsible for preparing this opinion letter after such inquiry as they deemed appropriate.

         The opinions expressed below are limited to Massachusetts law, the Delaware General Corporation Law and the federal law of the United States.

         Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

                  1. TriPath is validly existing as a corporation and in good standing under Delaware law and has the corporate power to execute and deliver the Purchase Agreement and to perform its obligations thereunder.

                  2. TriPath has duly authorized, executed and delivered the Purchase Agreement, and the Purchase Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms.

                  3. The execution and delivery by TriPath of the Purchase Agreement does not, and the performance by it of its obligations thereunder will not (i) violate any law covered by this opinion, (ii) violate any court order, judgment or decree applicable to it and known to us, or (iii) violate its charter or by-laws.

                  4. The Shares, when issued in compliance with the provisions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

                  5. Based in part upon representations and warranties of each of Millennium and the Trust set forth in the Purchase Agreement, the issuance and sale of the Shares in conformity with the Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

         Our opinions above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

         This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May
1998).

         This opinion is being furnished only to you in connection with the transaction described above and may not be relied on without our prior written consent for any other purpose or by anyone else.

                                                Very truly yours,



                                                Palmer & Dodge LLP

                                                                       EXHIBIT B

         FORM OF OPINION OF COUNSEL FOR MILLENNIUM PHARMACEUTICALS, INC.


                                   July , 2001



TriPath Imaging, Inc.
780 Plantation Drive
Burlington, North Carolina  27215

RE: SECURITIES PURCHASE AGREEMENT BY AND AMONG TRIPATH IMAGING, INC., MILLENNIUM PHARMACEUTICALS, INC. AND MHOLDINGS TRUST

Ladies and Gentlemen:

         [INSERT INTRODUCTORY LANGUAGE]

         Based upon the foregoing and subject to the additional qualifications set forth below, I am of the opinion that:

                  1. Millennium is validly existing as a corporation and in good standing under Delaware law and has the corporate power to execute and deliver the Purchase Agreement and to perform its obligations thereunder.

                  2. The Trust is validly existing as a business trust and in good standing under Massachusetts law and has the corporate power to execute and deliver the Purchase Agreement and to perform its obligations thereunder.

                  3. Each of Millennium and the Trust has duly authorized, executed and delivered the Purchase Agreement, and such Purchase Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law and regardless of the limitations of the availability of equitable means).

                  4. The execution and delivery by each of Millennium and the Trust of the Purchase Agreement does not, and the performance by it of its obligations thereunder will not (i) violate any law covered by this opinion, (ii) violate any court order, judgment or decree applicable to it and known to me, or (iii) violate its Certificate of Incorporation, Declaration of Trust, by-laws, or other charter documents, as applicable.

         This opinion is being furnished only to you in connection with the transaction described above and may not be relied on without the Purchasers' prior written consent for any other purpose or by anyone else.